Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2017 RESULTS

•	Quarterly net sales record of $226 million

•	Diluted EPS of $0.36, adjusted diluted EPS of $0.24 (non-GAAP)*

•	Cash flow from operating activities of $14.0 million

•	Returned $6.4 million to Share Owners in stock repurchases
JASPER, IN (November 2, 2016) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronic manufacturing services provider of high-quality, durable electronic products, today announced financial results for its first quarter ended September 30, 2016.

	Three Months Ended
	September 30,
(Amounts in Thousands, except EPS)	2016	2015
Net Sales	$226,451	$200,418
Operating Income	$12,822	$6,921
Adjusted Operating Income (non-GAAP)*	$8,817	$7,058
Operating Income %	5.7%	3.5%
Adjusted Operating Income (non-GAAP) %	3.9%	3.5%
Net Income	$10,122	$4,475
Adjusted Net Income (non-GAAP)*	$6,698	$4,560
Diluted EPS	$0.36	$0.15
Adjusted Diluted EPS (non-GAAP)*	$0.24	$0.16
* A reconciliation of GAAP and non-GAAP financial measures is included below.

Donald D. Charron, Chairman and Chief Executive Officer, stated, “Continued strength in the automotive market combined with double digit growth in our medical end market vertical helped us set a new quarterly sales record in the first quarter of fiscal year 2017. Our new program launch activity remains high as we continue to work diligently to achieve our goal of $1 billion in annual sales by fiscal year 2018.”
Mr. Charron continued, “We continue to experience pressure on our margins and we still have work to do to achieve our goal of 12.5% ROIC. Margin expansion and capital efficiency will continue to be priorities of focus for us going forward. This will be a pivotal year for us as we work through another year of significant new program launches, the ramp-up of our new Romania operation, and the integration of our recent Medivative and Aircom acquisitions.”
First Quarter Fiscal Year 2017 Overview:

•	Consolidated net sales increased 13% compared to the first quarter of fiscal year 2016, setting a new quarterly sales record for the third consecutive quarter.

•	The Company received $4.0 million during the quarter, $2.5 million net of tax, related to proceeds from the settlement of a class action lawsuit of which the Company was a member.

•
During the quarter, the Company completed the acquisition of Aircom Manufacturing, Inc. As a result of the acquisition, a bargain purchase gain of $0.9 million was recognized during the quarter and included in net income.

•	Incremental net loss associated with the start-up of the Company’s Romania facility was $1.1 million during the current fiscal year first quarter.

•
Return on invested capital (“ROIC”) was 9.6% for the first quarter of fiscal year 2017, which improved from 7.9% in the prior year quarter (see reconciliation of non-GAAP financial measures for ROIC calculation).

•	Cash flow from operating activities was $14.0 million for the quarter.

•
Cash conversion days (“CCD”) for the quarter ended September 30, 2016 were 58 days, which improved from 61 days for the same quarter last year. CCD is calculated as the sum of days sales outstanding plus production days supply on hand less accounts payable days.

•	Investments in capital expenditures, excluding the Aircom acquisition, were $10.3 million during the quarter.

•
$6.4 million was returned to Share Owners during the quarter in the form of common stock repurchases. On September 29, 2016, the Company’s Board of Directors authorized an extension of the current stock repurchase plan to allow the repurchase of up to an additional $20 million worth of common stock.

•	Cash and cash equivalents were $50.0 million and borrowings outstanding on credit facilities were $9.0 million at September 30, 2016.
Net Sales by Vertical Market:

	Three Months Ended
	September 30,
(Amounts in Millions)	2016	2015	Percent Change
Automotive	$92.2	$72.0	28%
Medical	65.0	58.5	11%
Industrial	51.5	49.5	4%
Public Safety	13.2	16.4	(20)%
Other	4.6	4.0	15%
Total Net Sales	$226.5	$200.4	13%
Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions and new operations, the global economic conditions, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2016.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the company. The non-GAAP financial measures contained herein include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures were adjusted for spin-off expenses, proceeds from a lawsuit settlement, and a bargain purchase gain. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the spin-off expenses, proceeds from the lawsuit settlement, and the bargain purchase gain. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions exclude these charges to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	November 3, 2016
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	94379299
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

About Kimball Electronics, Inc.
Recognized with a reputation for excellence, Kimball Electronics is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics employees know they are part of a company culture that builds lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the medical, automotive, industrial, and public safety markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability, and innovative service. From its manufacturing operations in the United States, China, Mexico, Poland, Romania, and Thailand, Kimball Electronics provides engineering, manufacturing, and supply chain services which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the first quarter ended September 30, 2016 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	September 30, 2016		September 30, 2015
Net Sales	$226,451	100.0%	$200,418	100.0%
Cost of Sales	208,129	91.9%	185,138	92.4%
Gross Profit	18,322	8.1%	15,280	7.6%
Selling and Administrative Expenses	9,505	4.2%	8,359	4.1%
Other General Income	(4,005)	(1.8)%	—	—%
Operating Income	12,822	5.7%	6,921	3.5%
Other Income (Expense), net	763	0.3%	(666)	(0.4)%
Income Before Taxes on Income	13,585	6.0%	6,255	3.1%
Provision for Income Taxes	3,463	1.5%	1,780	0.9%
Net Income	$10,122	4.5%	$4,475	2.2%

Earnings Per Share of Common Stock:
Basic	$0.36		$0.15
Diluted	$0.36		$0.15

Average Number of Shares Outstanding:
Basic	28,078		29,292
Diluted	28,095		29,349

Condensed Consolidated Statements of Cash Flows	Three Months Ended
(Unaudited)	September 30,
(Amounts in Thousands)	2016	2015
Net Cash Flow provided by (used for) Operating Activities	$14,039	$(529)
Net Cash Flow used for Investing Activities	(12,284)	(11,114)
Net Cash Flow used for Financing Activities	(6,664)	(694)
Effect of Exchange Rate Change on Cash and Cash Equivalents	190	(160)
Net Decrease in Cash and Cash Equivalents	(4,719)	(12,497)
Cash and Cash Equivalents at Beginning of Period	54,738	65,180
Cash and Cash Equivalents at End of Period	$50,019	$52,683

	(Unaudited)
Condensed Consolidated Balance Sheets	September 30, 2016	June 30, 2016
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$50,019	$54,738
Receivables, net	159,680	149,652
Inventories	139,230	132,877
Prepaid expenses and other current assets	21,866	24,944
Property and Equipment, net	131,457	120,701
Goodwill	6,191	6,191
Other Intangible Assets, net	4,868	4,593
Other Assets	16,702	16,869
Total Assets	$530,013	$510,565

LIABILITIES AND SHARE OWNERS’ EQUITY
Borrowings under credit facilities	$9,000	$9,000
Accounts payable	156,941	142,152
Accrued expenses	22,470	23,651
Other	12,235	11,393
Share Owners’ Equity	329,367	324,369
Total Liabilities and Share Owners’ Equity	$530,013	$510,565

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Spin-off Expenses and Lawsuit Proceeds
	Three Months Ended
	September 30,
	2016	2015
Operating Income, as reported	$12,822	$6,921
Add: Pre-tax Spin-off Expenses	—	137
Less: Pre-tax Settlement Proceeds from Lawsuit	4,005	—
Adjusted Operating Income	$8,817	$7,058

Net Income excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Three Months Ended
	September 30,
	2016	2015
Net Income, as reported	$10,122	$4,475
Add: After-tax Spin-off Expenses	—	85
Less: After-tax Settlement Proceeds from Lawsuit	2,499	—
Less: Bargain Purchase Gain	925	—
Adjusted Net Income	$6,698	$4,560

Diluted Earnings per Share excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Three Months Ended
	September 30,
	2016	2015
Diluted Earnings per Share, as reported	$0.36	$0.15
Add: Impact of Spin-off Expenses	—	0.01
Less: Impact of Settlement Proceeds from Lawsuits	0.09	—
Less: Bargain Purchase Gain	0.03	—
Adjusted Diluted Earnings per Share	$0.24	$0.16

Return on Invested Capital (ROIC)
	Three Months Ended
	September 30,
	2016	2015
Adjusted Operating Income	$8,817	$7,058

Annualized Adjusted Operating Income	$35,268	$28,232
Tax Rate	22.7%	28.8%
Tax Effect	$8,006	$8,131
After Tax Annualized Adjusted Operating Income	$27,262	$20,101

Average Invested Capital *	$283,490	$255,406

ROIC	9.6%	7.9%

* Average Invested Capital is computed using the average quarterly Share Owners’ equity plus current and non-current debt less cash and cash equivalents.